UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15555	87-0267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
(Address of Principal Executive Offices, Including Zip Code)

405-415-8699
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2023, Riley Exploration Permian, Inc. (the “Company”) announced that Kevin Riley, the Company’s President, will be resigning effective December 31, 2023 (the “Resignation Date”). At the same time, Kevin Riley will resign from all positions he holds with the Company’s subsidiaries and joint ventures. Bobby D. Riley, the Company’s Chief Executive Officer and Chairman of our Board of Directors, will assume the role of President of the Company, effective as of the Resignation Date. For further information regarding Bobby D. Riley, please see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 22, 2023, which information is incorporated herein by reference.  There will be no change in compensation for Bobby D. Riley in connection with his assumption of these responsibilities.

In connection with Kevin Riley’s resignation, the Company and Kevin Riley have entered into a Separation and Release Agreement (the “Separation Agreement”), which provides for, among other things, compensation and benefits to Kevin Riley as follows:

•	payment of an amount equal to $445,000.00 in equal installments over a twelve month period;

•	up to twelve months of Company-funded COBRA coverage, not to exceed $1,943.01 per month;

•
retention of and continued vesting of 64,887 unvested shares of restricted stock in accordance with the vesting schedule for such awards pursuant to the Company’s Amended and Restated 2021 Long Term Incentive Plan and the related award agreements pursuant to which such restricted stock was awarded, with 20,000 shares of restricted stock being forfeited as of the Resignation Date; and

•
an advisory services fee of $37,083.00 in exchange for services Kevin Riley will perform on an independent contractor basis in transitioning his duties to other Company personnel between January 1, 2024 and January 31, 2024.

The Separation Agreement also contains customary releases and waivers of claims by Kevin Riley, cooperation provisions and a non-compete agreement. The foregoing is not a complete description of the parties’ rights and obligations under the Separation Agreement and is qualified by reference to the full text and terms of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation and Release Agreement, dated December 21, 2023, by and among the Company, Riley Permian Operating Company, LLC, and Kevin Riley.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RILEY EXPLORATION PERMIAN, INC.

Date: December 26, 2023	By:	/s/ Beth di Santo
Beth di Santo
General Counsel and Corporate Secretary